UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 17, 2007

RELIANCE STEEL & ALUMINUM CO.
(Exact name of registrant as specified in its charter)

California	001-13122	95-1142616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
350 S. Grand Ave., Suite 5100
Los Angeles, CA 90071
(Address of principal executive offices)
(213) 687-7700
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On October 17, 2007, in accordance with the succession plan adopted by the Nominating and Governance Committee, Joe D. Crider, 78, announced to the Board of Directors of Reliance Steel & Aluminum Co. that he was retiring as Chairman of the Board of Directors effective immediately and that he would retire as a director at the end of his term in May 2008. Mr. Crider has been a director of Reliance since 1987 and has served as the Chairman since 1997. He also previously served as Chief Executive Officer.
     David H. Hannah, 56, Chief Executive Officer of Reliance, was thereafter immediately elected to serve as Chairman of the Board by the independent directors of Reliance. Mr. Hannah consented to so serve. Mr. Hannah has served as a director since 1992 and has served as the Chief Executive Officer since Mr. Crider retired in January 1999. Mr. Hannah served as President from November 1999 to January 2002 and as Executive Vice President and Chief Financial Officer from May 1981 to November 1999.
     Reliance is not engaged in any transaction with either Mr. Crider or Mr. Hannah or with any company that either controls. Because Mr. Hannah is an officer and employee of Reliance, he is not independent under applicable rules of the Securities and Exchange Commission and the New York Stock Exchange.

Item 9.01	Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.

N/A

(b)	Pro Forma Financial Information.

N/A

(c)	Exhibits.
99.1	Press release dated October 19, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANCE STEEL & ALUMINUM CO.
Dated: October 22, 2007	By:	/s/ David H. Hannah
David H. Hannah
Chief Executive Officer

EXHIBIT INDEX
99.1	Press release dated October 19, 2007